UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 21, 2006
ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)
8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)
Registrant’s telephone number, including area code (678) 336-2500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On February 21, 2006, the Compensation Committee of AtheroGenics, Inc.’s Board of Directors granted our executive officers options to acquire shares of our common stock under the AtheroGenics, Inc. 2004 Equity Ownership Plan. The option grants are effective as of February 21, 2006 and have an exercise price of $15.78 per option, which is equal to the closing price of a share of the Company’s common stock as reported by the Nasdaq National Market on such date. Twenty five percent of the options vest on the first anniversary of the date of grant, and following that date, the remaining options vest at a rate of approximately two percent per month over the next 36 months. The options expire February 21, 2015. The following is a summary of the option grants:

Name	Title	Number of Shares

Russell M. Medford, M.D., Ph.D.	Chief Executive Officer and President	120,000

Mark P. Colonnese	Senior Vice President of Finance and Administration and Chief Financial Officer	60,000

Robert A. D. Scott, M.D.	Senior Vice President of Clinical Development and Regulatory Affairs and Chief Medical Officer	60,000

W. Charles Montgomery, Ph.D.	Vice President of Business Development	50,000

Joseph M. Gaynor, Jr.	Vice President General Counsel and Secretary	30,000
The form of nonqualified equity ownership agreement is attached hereto as Exhibit 10.02 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.
     The following exhibits are filed with this current report on Form 8-K.

Exhibit No.		Description

10.01	—	AtheroGenics, Inc. 2004 Equity Ownership Plan (filed as Exhibit 10.33 to AtheroGenics’ Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.02	—	AtheroGenics, Inc. 2004 Equity Ownership Plan form of nonqualified equity ownership agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.
Date: March 10, 2006	/s/ MARK P. COLONNESE
Mark P. Colonnese
Senior Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Description

10.01	—	AtheroGenics, Inc. 2004 Equity Ownership Plan (filed as Exhibit 10.33 to AtheroGenics’ Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

10.02	—	AtheroGenics, Inc. 2004 Equity Ownership Plan form of nonqualified equity ownership agreement.